SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15 (d)
             OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) October 27, l997

                   Creative Technologies Corp.

           ___________________________________________
     (Exact name of registrant as specified in its charter)

                            New York
                 _______________________________
         (State or other Jurisdiction of Incorporation)

           0-15754                          11-2721083

       _____________             ________________________
(Commission File No.)        (I.R.S. Employer Identification No.)

            170 53rd Street, Brooklyn, New York 11232

         ______________________________________________-
       (Address of principal executive offices) (zipcode)

  Registrants telephone number including area code 718-492-8400


Item. 1.   Changes in Control of Registrant

     On October 22, l997, Creative Technologies Corp. (the Company) executed and closed a transaction pursuant to an Agreement and Plan of Merger (the Agreement) between the Company, CTC Acquisition Corporation (Subsidiary), Ace Surgical Supply Co., Inc. (Ace) and David Guttmann and Barry Septimus, the stockholders (the Stockholders ) of Ace. Subsidiary is New York corporation which was wholly -owned by the Company. Ace was a privately held New York corporation, which distributes medical, janitorial and dietary products in the tri-state area from its warehouse in Brooklyn, New York.

     At the closing, Ace merged into Subsidiary in a merger carried out pursuant to the laws of the State of New York (the Merger). In connection with the Merger, the Stockholders of Ace transferred l00% ownership of Ace and two affiliated companies to the Company and Stockholders of Ace received an aggregate of 1,000,000 shares of Common Stock, $.09 par value, (the Shares) of the Company and 3,500 1997 Series A 12% Preferred Stock (the "1997 Preferred Stock").

     The rights, preferences and conditions of the 1997 Preferred
Stock are as follows:

          (a) the 1997 Preferred Stock shall have a stated value of One Thousand Dollars ($1,000) per share;

          (b) the holders of the 1997 Preferred Stock shall be entitled to a cumulative dividend at the rate of One Hundred Twenty Dollars ($120.00) per share per annum, when, as and if declared by the Board of Directors of the Company;

          (c) the holders of the 1997 Preferred Stock shall be entitled to receive One Thousand Dollars ($1,000) per share and accrued and accumulated dividends thereon at the rate aforesaid, if any, and no more on liquidation of the Company before any payment is made to the holders of Common Stock;

          (d) the holders of the 1997 Preferred Stock shall not be entitled to any vote at any meeting of the shareholders of the Company unless the dividends are in arrears longer than one year at which time the holders of the 1997 Preferred Stock shall be entitled to 1,000 votes per share and shall vote along with the holders of Common Stock as one Class;

          (e) the shares of the 1997 Preferred Stock shall not be convertible;

          (f) the shares shall be redeemed for cash at a redemption price of $1,000 per share, plus accrued, but unpaid dividends, out of funds legally available therefor, on the later of twenty years from issuance or October 1, 2017.

          (h) the holders of the Preferred Shares will share pro-rata with the holders of the 1996 and 1996-A
     Preferred Stock in the event of a liquidation or a dissolution of the Company.

Prior to this transaction, the Company had approximately
2,611,394 shares of Common Stock and 1,770 shares of Preferred
Stock outstanding. As a result of the Merger, Ace became a wholly-owned subsidiary of the Company and the former owners of Ace control approximately 35% of the voting stock of the Company.

     Prior to the Merger , Mr. Guttmann owned 92,222 shares of Common Stock of the Company, a portion of which is held for the benefit of certain family members. In addition, he has stock options, exercisable at $2.05 per share, to purchase l6,666 shares of Common Stock and owns 450 shares of l996 Preferred Stock and l20 shares of l996-A Preferred Stock which are convertible into approximately 149,850 and l92,000 shares of Common Stock of the Company, respectively. In addition, Ace owned 720 shares of l996-A Preferred Stock which was exercisable to purchase l,l52,000 shares of Common Stock. Prior to the Merger, half of such shares were distributed to Mr. Guttmann and
half to Barry Septimus.   Upon the Merger , Mr. Guttmann will own
an additional 500,000 shares of Common Stock and 1,750 shares of 1997 Preferred Stock. Mr. Guttmann has been the Chief Executive Officer and Chairman of the Board of the Company prior and subsequent to the Merger.

      Barry Septimus's wife was the owner of l69,711 shares of Common Stock and owns 100 shares of 1996-A Preferred Stock, which are exercisable to purchase l60,000 shares of Common Stock. Mr. Septimus disclaims beneficial ownership of these shares.
Pursuant to the Merger, Mr. Septimus will own 500,000 shares of Common Stock and 1,750 shares of 1997 Preferred Stock of the Company. In addition, he received 360 shares of 1996-A Preferred Stock from ACE.

     The Officers and Directors of the Company prior to the Merger will continue as the Officers and Directors of the Company after the Merger.

     Reference is made to Item 2 and the exhibits and financial statements referenced under Item 7 hereof for additional disclosures.

     Item 2.  Acquisition or Disposition of Assets.

     On October 27, l997 the Company acquired Ace by merging
Ace into a subsidiary of the Company. Under the Agreement, the holders of Ace stock received an aggregate of 1,000,000 shares of the Company's Common Stock, $.09 par value, and 3,500 shares of 1997 Preferred Stock. The consideration paid by the Company was determined by negotiations between the Stockholders of Ace and a committee made up of certain members of the Board of Directors of the Company. The amount of Shares of 1997 Preferred Stock received by the Stockholders of Ace was calculated by multiplying 1,000,000 (number of shares of Common Stock issued to them) by the average of the Bid prices of the Common Stock of the Company for thirty days prior to the closing and subtracting such product from 4,000,000 and dividing the sum by 1,000 (the stated value of each of the 1997 Preferred Stock).

     David Guttmann, a principal shareholder, Chief Executive Officer and Chairman of the Company owned 50% of Ace. In addition, the wife of Barry Septimus, the other 50% owner of Ace, is a principal shareholder of the Company. The Company subleases its offices and warehousing space from Ace. The Company and Ace both have their executive offices and warehousing space at 170 53rd Street, Brooklyn, N.Y. and it is expected that the Merger of the two companies will allow for certain expenses to be eliminated. Furthermore, the Company and Ace each obtained a line of credit from Century Business Credit Corporation ("Century"). Ace, Consolidated Disposables, Inc. and Universal Medical Products Inc., companies controlled by David Guttmann and merged along with Ace into the Subsidiary of the Company, and David Guttmann guranteed the obligations of the Company to Century. The Company in return, guaranteed the obligation of Ace and Consolidated Disposables, Inc. to Century. Reference is made to the Company's Form 10-KSB for the year ended December 31, l996 for a description of the lease agreement with Ace and line of credit with Century.

     Ace is a distributor of medical, janitorial and dietary products, primarily to customers in New York, New Jersey and Connecticut. At June 30, 1997, the principal assets of Ace consisted of inventory in the approximate amount of $549,000, accounts receivable of approximately $3,131,000 and property, equipment and leasehold improvements - at cost, less accumulated depreciation and amortization of approximately $258,000. In addition, Ace owned 720 shares of 1996-A Preferred Stock of the Company which was distributed to its shareholders prior to the Merger. At June 30, 1997, Ace had notes payable - financial institutions of $2,028,000 and accounts payable and accrued expenses of $2,104,000.

     The Company has received an opinion from Chartered Capital Advisers, Inc., independent investment advisers, that the amount of Common Stock and Preferred Stock issued as consideration in the Merger is fair to the Company and its stockholders from a financial point of view.

     Reference is made to Item 1 and the exhibits and financial statements referenced under Item 7 hereof for additional disclosures.

     Item 7.  Financial and Exhibits.

          (a)           Financial Statements of Business Acquired

          (b)           Pro Forma Financial Information

Pro forma and audited financial statements will be filed at a later date within the time period prescribed by Item 7(a) (4) and
(b) (2).


          (c)           Exhibits

          1              Certificate of Amendment of the Certificate of
Incorporation of Creative Technologies Corp.

          2             Agreements and Plan of Merger dated
October, l997 by and among the Company,Subsidiary, Ace, David
Guttmann and Bary Septimus

                       3             Fairness Opinion of
Chartered Capital Advisers, Inc. Dated October 27, l997.


                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             Creative Technologies Corp.


                              By: Richard Helfman, President
                                 /S/Richard Helfman

Date: October 27, l997